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                                                                    Exhibit 99.5


                                 CERTIFICATION

                         Chase Manhattan RV Owner Trust
                          Series 1997-A (the "Trust")

I, William L. Schumm, an Executive Vice President in charge of the servicing function of The CIT Group/Sales Financing, Inc., as servicer for the above-referenced Trust, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of the Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the sale and servicing agreement for inclusion in these reports is included in these reports;

4. I am responsible for reviewing the activities performed by the servicer under the sale and servicing agreement and based upon my knowledge and the annual compliance review required under the sale and servicing agreement and except as disclosed in the reports, the servicer has fulfilled its obligations under the sale and servicing agreement; and

5. This annual report discloses all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the sale and servicing agreement, that is included in this annual report.





Date:    March 28, 2003

/s/ William L. Schumm
-----------------------------------
Name:    William L. Schumm
Title:   Executive Vice President
The CIT Group/Sales Financing, Inc.